As filed with the Securities and Exchange Commission on February 9, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-8 REGISTRATION STATEMENT NO. 333-216483

FORM S-8 REGISTRATION STATEMENT NO. 333-196977

FORM S-8 REGISTRATION STATEMENT NO. 333-192175

FORM S-8 REGISTRATION STATEMENT NO. 333-189651

FORM S-8 REGISTRATION STATEMENT NO. 333-187018

FORM S-8 REGISTRATION STATEMENT NO. 333-178067

FORM S-8 REGISTRATION STATEMENT NO. 333-171468

FORM S-8 REGISTRATION STATEMENT NO. 333-160350

FORM S-8 REGISTRATION STATEMENT NO. 333-157504

FORM S-8 REGISTRATION STATEMENT NO. 333-151762

FORM S-8 REGISTRATION STATEMENT NO. 333-143990

FORM S-8 REGISTRATION STATEMENT NO. 333-135949

FORM S-8 REGISTRATION STATEMENT NO. 333-126191

FORM S-8 REGISTRATION STATEMENT NO. 333-118312

FORM S-8 REGISTRATION STATEMENT NO. 333-67736

FORM S-8 REGISTRATION STATEMENT NO. 333-52666

FORM S-8 REGISTRATION STATEMENT NO. 333-30324

FORM S-8 REGISTRATION STATEMENT NO. 333-48585

POST-EFFECTIVE AMENDMENT NO. 2 TO:

FORM S-8 REGISTRATION STATEMENT NO. 333-07255

FORM S-8 REGISTRATION STATEMENT NO. 033-84256

FORM S-8 REGISTRATION STATEMENT NO. 033-88196

FORM S-8 REGISTRATION STATEMENT NO. 033-84258

FORM S-8 REGISTRATION STATEMENT NO. 033-89282

UNDER THE SECURITIES ACT OF 1933

Chesapeake Energy Corporation

(Exact name of registrant as specified in its charter)

Oklahoma	73-1395733
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6100 North Western Avenue

Oklahoma City, Oklahoma
(405) 848-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chesapeake Energy Corporation 2014 Long Term Incentive Plan

Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan
Chesapeake Energy Corporation Amended and Restated Long Term Incentive Plan

Chesapeake Energy Corporation Long Term Incentive Plan

Chesapeake Energy Corporation 2001 Executive Officer Stock Option Plan

Chesapeake Energy Corporation 2000 Executive Officer Stock Option Plan
Replacement Option Agreements Pursuant to Jay W. Decker Nonstatutory Stock Option Agreements

(Full title of the plans)

James R. Webb

Executive Vice President — General Counsel

and Corporate Secretary

Chesapeake Energy Corporation

6100 North Western Avenue

Oklahoma City, Oklahoma 73118-1044

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Julian J. Seiguer

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

(713) 836-3600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments are being filed by Chesapeake Energy Corporation (the “Company”) to deregister all shares of common stock of the Company (“common stock”) remaining unsold under the following Registration Statements on Form S-8 (the “Registration Statements”) filed by the Company with the Securities and Exchange Commission (the “SEC”):

(1)

Registration Statement on Form S-8 (No. 333-216483), pertaining to the registration of 49,150,093 shares of common stock for the Chesapeake Energy Corporation 2014 Long Term Incentive Plan, which was filed with the SEC on March 6, 2017;

(2)

Registration Statement on Form S-8 (No. 333-196977), pertaining to the registration of 36,600,000 shares of common stock for the Chesapeake Energy Corporation 2014 Long Term Incentive Plan, which was filed with the SEC on June 23, 2014;

(3)

Registration Statement on Form S-8 (No. 333-192175), pertaining to the registration of 3,000,000 shares of common stock for the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan, which was filed with the SEC on November 7, 2013;

(4)

Registration Statement on Form S-8 (No. 333-189651), pertaining to the registration of 9,800,000 shares of common stock for the Chesapeake Energy Corporation Amended and Restated Long Term Incentive Plan, which was filed with the SEC on June 28, 2013;

(5)

Registration Statement on Form S-8 (No. 333-187018), pertaining to the registration of 6,500,000 shares of common stock for the Chesapeake Energy Corporation Amended and Restated Long Term Incentive Plan, which was filed with the SEC on March 4, 2013;

(6)

Registration Statement on Form S-8 (No. 333-178067), pertaining to the registration of 5,500,000 shares of common stock for the Chesapeake Energy Corporation Amended and Restated Long Term Incentive Plan, which was filed with the SEC on November 18, 2011;

(7)

Registration Statement on Form S-8 (No. 333-171468), pertaining to the registration of 6,000,000 shares of common stock for the Chesapeake Energy Corporation Amended and Restated Long Term Incentive Plan, which was filed with the SEC on December 29, 2010;

(8)

Registration Statement on Form S-8 (No. 333-160350), pertaining to the registration of 6,500,000 shares of common stock for the Chesapeake Energy Corporation Amended and Restated Long Term Incentive Plan, which was filed with the SEC on June 30, 2009;

(9)

Registration Statement on Form S-8 (No. 333-157504), pertaining to the registration of 3,000,000 shares of common stock for the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan, which was filed with the SEC on February 25, 2009;

(10)

Registration Statement on Form S-8 (No. 333-151762), pertaining to the registration of 8,000,000 shares of common stock for the Chesapeake Energy Corporation Amended and Restated Long Term Incentive Plan, which was filed with the SEC on June 18, 2008;

(11)

Registration Statement on Form S-8 (No. 333-143990), pertaining to the registration of 10,000,000 shares of common stock for the Chesapeake Energy Corporation Amended and Restated Long Term Incentive Plan, which was filed with the SEC on June 22, 2007;

(12)

Registration Statement on Form S-8 (No. 333-135949), pertaining to the registration of 4,000,000 shares of common stock for the Chesapeake Energy Corporation Amended and Restated Long Term Incentive Plan, which was filed with the SEC on July 21, 2006;

(13)

Registration Statement on Form S-8 (No. 333-126191), pertaining to the registration of 3,000,000 shares of common stock for the Chesapeake Energy Corporation Long Term Incentive Plan, which was filed with the SEC on June 28, 2005;

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(14)

Registration Statement on Form S-8 (No. 333-118312), pertaining to the registration of 1,000,000 shares of common stock for the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan, which was filed with the SEC on August 17, 2004;

(15)

Registration Statement on Form S-8 (No. 333-67736), pertaining to the registration of 4,000,000 shares of common stock for the Chesapeake Energy Corporation 2001 Executive Officer Stock Option Plan, which was filed with the SEC on August 16, 2001;

(16)

Registration Statement on Form S-8 (No. 333-52666), pertaining to the registration of 2,500,000 shares of common stock for the Chesapeake Energy Corporation 2000 Executive Officer Stock Option Plan, which was filed with the SEC on December 22, 2000;

(17)

Registration Statement on Form S-8 (No. 333-30324), pertaining to the registration of 500,000 shares of common stock for the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan, which was filed with the SEC on February 14, 2000;

(18)

Registration Statement on Form S-8 (No. 333-48585), pertaining to the registration of 243,750 shares of common stock for the Replacement Option Agreements Pursuant to Jay W. Decker Nonstatutory Stock Option Agreements, which was filed with the SEC on March 25, 1998; and

(19)

Registration Statement on Form S-8 (No. 333-07255), pertaining to the registration of 30,000 shares of common stock for the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan, which was filed with the SEC on June 28, 1996.

On June 28, 2020, the Company and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas. The Company’s Chapter 11 Cases were jointly administered under the caption In re Chesapeake Energy Corporation, et al., No. 20-33233 (DRJ).

In connection with the foregoing, the Company has terminated all offerings of securities pursuant to the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that remain unsold at the termination of each offering, the Company hereby removes from registration any and all securities registered but unsold under the Registration Statements, if any, as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities, and the Company hereby terminates the effectiveness of the Registration Statements.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Oklahoma City, State of Oklahoma, on February 9, 2021.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ James R. Webb
James R. Webb
Executive Vice President - General Counsel and Corporate Secretary

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